Exhibit 10.2

AMENDMENT AND

EXCHANGE AGREEMENT

This Amendment and Exchange Agreement, dated December 2, 2009, by and among Geokinetics Inc., (the “Corporation”), Avista Capital Partners, L.P. (“Avista Domestic”), Avista Capital Partners (Offshore), L.P. (“Avista Offshore” and together with Avista Domestic, “Avista”), and Levant America S.A. (“Levant,” and together with Avista, the “Holders”).  Capitalized terms not otherwise defined herein shall have the meanings specified for such terms in the Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of Geokinetics Inc. filed with the Secretary of State of the State of Delaware February 23, 2009 (the “Certificate of Designation”).

WHEREAS, simultaneous with the execution and delivery of this Agreement the Company is entering an agreement to acquire the world-wide, on-shore seismic business and on-shore multi-client library business of Petroleum Geo-Services ASA and certain of its subsidiaries (collectively, “Pegasus”) (the “Acquisition”); and

WHEREAS, as partial payment for the purchase price in the Acquisition, the Company has agreed to issue shares of Common Stock (as hereinafter defined) pursuant to the definitive agreement for the Acquisition to Pegasus;

WHEREAS, in connection with the financing of the Acquisition and for other good and valid reasons, the Company is contemplating making a public offering (the “Public Offering”) of shares of its common stock, par value $0.01 per share (the “Common Stock”) ; and

WHEREAS, in order to consummate the Acquisition and the Public Offering, the Company has requested that (a) the Holders agree to certain changes to the terms of the Series B-1 Senior Convertible Preferred Stock of the Corporation held by them, as reflected in the Certificate of Designation and (b) that Avista agree to exchange (the “Exchange”) the outstanding shares of Series B-2 Senior Convertible Preferred Stock of the Corporation for newly issued shares of a new series of preferred stock designated “Series C Preferred Stock” (“Series C Preferred Stock”); and

WHEREAS, subject to the terms and conditions set forth herein, the Holders have agreed to consent to the changes in the terms of the Series B-1 Convertible Preferred Stock of the Corporation as requested by the Corporation and Avista has agreed to exchange the shares of Series B-2 Convertible Preferred Stock it holds; and

WHEREAS, in consideration for the Holders (or, in the case of Avista, Avista Capital Holdings, L.P.) consenting to the aforementioned changes in terms of the Series B-1 Convertible Preferred Stock and the Exchange, the Corporation has agreed to pay the Holders an aggregate fee equal to 2% of (a) Liquidation Preference Amount of the outstanding Series B Preferred Shares and (b) accrued but unpaid dividends at the time of such payment (the “Consent Fee”), and has agreed to issue 750,000 shares of Common Stock to Avista; and

NOW THEREFOR, in consideration of the foregoing, the Corporation and the Holders agree as follows:

1.             Consent.

Each of the Holders hereby consents to:

(a)           The amendment and restatement of the Certificate of Designation in the form attached hereto as Exhibit 1 (the “Amendment”), and the filing of the Amendment as part of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, subject to the satisfaction of the conditions set forth in Paragraph 2 hereof.

(b)           The adoption by the Company of a new class of a new class of shares, the Series C Preferred Stock, or the terms set forth on the Certificate of Designation of Series C Preferred Stock of Geokinetics, Inc. set forth as Exhibit 2 hereto (the “Series C Certificate”).

(c)           This Consent shall expire if the conditions set forth in Section 2 have not been fully satisfied and the Amendment and the Series C Certificate have not been filed with the Secretary of State of the State of Delaware, as amendments to the Certificate of Incorporation of the Corporation in Delaware by February 15, 2010.

2.             Conditions.

(a)           The consent of the Holders set forth in Section 1 is subject to satisfaction of the following conditions: (A) the consummation of either (i) the Public Offering (as hereinafter defined), or (ii) the Acquisition has occurred; (B) the payment of the Consent Fee by the Corporation to the Holders such fee to be paid to each of the Holders in the percentages set forth in Exhibit 3, by wire transfer to the accounts specified in Exhibit 3 or otherwise designated in writing by any Holder to the Corporation and (C) the issuance to Avista of an aggregate of 750,000 shares of Common Stock (of which 156,500 shares of Common Stock shall be issued to Avista Offshore and 593,500 shares shall be issued to Avista Domestic, unless Avista instructs the Corporation to such shares of Common Stock in different proportions) (the “Avista Common Stock”) as consideration for the Exchange.  For all purposes of this Agreement, the term “Public Offering” shall be deemed to include any sale, offer or issuance of shares of Common Stock by the Corporation, in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”) or exempt from registration under the Securities Act pursuant to Section 4 thereof, or Rule 144A or Regulation D promulgated under the Securities Act (other than the issuance of shares of Common Stock pursuant to options, warrants, convertible securities or similar securities outstanding as of the date the Amendment is filed with the Secretary of State of the State of Delaware or shares issued as consideration in the Acquisition) which occurs at any time on or prior to June 30, 2010.

(b)           Notwithstanding anything to the contrary set forth herein, in no event shall (i) the aggregate number of shares of Common Stock issued in connection with the Acquisition and the Public Offering exceed eight million seven hundred fifty thousand (8,750,000)  or (ii) the aggregate number of shares of Common Stock issued in connection with the Public Offering (including any shares of Common Stock issued pursuant to any, “over-allotment” or “green shoe” option) exceed five million seven hundred fifty thousand (5,750,000).

3.             Closing.

(a)           The closing of the transactions contemplated by this Agreement (the “Closing”), including the exchange of the Series B-2 preferred stock for Series C Preferred Stock and the issuance of the Avista Common Stock shall occur simultaneously with the earlier to occur of the consummation of the Acquisition or the Public Offering.  The Closing shall occur at the offices of Haynes and Boone, One Houston Center, 1221 McKinney Street, Suite 2100, Houston, Texas 77002, at 10:00 a.m. local time, simultaneous with the closing of the [Pegasus Transaction].  The date upon which the Closing occurs shall be referred to herein as the “Closing Date”.

(b)           At the Closing, the Company shall deliver to Avista duly endorsed certificates representing a numbered shares of Series C Preferred Stock equal to the numbered shares of Series B-2 Preferred Stock owned by Avista, plus accrued but unpaid dividends divided by $250, and the Avista Common Stock in consideration for the Exchange.  At the Closing, Avista shall deliver to the Corporation certificates representing all of the shares of Series B-2 Preferred Stock owned by it, duly endorsed or with stock powers duly endorsed by it in blank.

(c)           At the Closing, the Corporation shall pay the Consent Fees to the Holders  (or, in the case of Avista, Avista Capital Holdings, L.P.) in the proportions specified on Schedule 3 in consideration for the amendments to the Series B-1 Preferred Stock reflected in the Amendment.

(d)           The certificates representing the Avista Common Stock and the Series C Preferred Stock shall set forth in a prominent place the following legend:

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THE SECURITIES.

4.             Waiver and Consent.

(a)           Each of the Holders hereby waives any and all preemptive rights it has under Section (h) of the Certificate of Designation with respect to the shares of Common Stock to be issued in connection (i) with the Acquisition and (ii) this Agreement.

(b)           Each of the Holders hereby consents to the increase in the number of members of the Board of Directors of the Corporation from seven (7) to nine (9) in connection with the Acquisition.

(c)           Each of the Holders hereby consents to the formation of a Delaware corporation (“Holdings”) as a wholly owned subsidiary of the Company and the contribution to

Holdings of the capital stock of the subsidiaries of the Company directly owned by the Company.

(d)           Each of the Holders hereby agrees to take all action within its power (including, but not limited to, (i) attending all stockholder meetings of the Corporation for the purposes of ensuring that a quorum is obtained and (ii) voting all shares of Common Stock and Series B Preferred Stock owned or held by such Holder at any stockholder meeting of the Corporation or, if under applicable law stockholders of the Corporation are permitted to take action by written resolution or consent in lieu of a meeting, executing any written resolution or consent with respect to all voting shares of Common Stock and Series B Preferred Stock owned or held by such Holder) to cause the nominees of Pegasus, which shall not exceed two nominees, as directors of the Company nominated in accordance with the definitive agreement for the Acquisition (the “Director Nominees”) to be elected or appointed as members of the board of directors of the Corporation at each of the annual meetings of stockholders of the Corporation to be held in 2010 and 2011 following the closing date of the Acquisition.  In addition, each of the Holders hereby agrees to vote all shares of Common Stock and Series B Preferred Stock owned or held by such Holder and that such Holder is entitled to vote against any resolution that may be proposed at any such meeting to remove any Director Nominee that is serving as a member of the board of directors of the Corporation, unless Pegasus otherwise requests in writing.

(e)           The waivers and consents specified in Section 4(a)(i), 4(b) and 4(d) shall only be effective upon, and are conditioned upon, the consummation of the Acquisition.  The waiver and consent set forth in Section 4(a)(ii) shall only be effective upon, and are conditioned upon, the consummation of either the Acquisition or the Public Offering. The waiver and consent in Section 4(c) shall only be effective upon, and are conditioned upon, the consummation of either the Acquisition or an offering of senior secured notes by Holdings pursuant to Rule 144A under the Securities Act, the proceeds of which are used to pay or are placed in escrow to pay the cash portion of the purchase price of the Acquisition; and provided that if the Acquisition does not occur on or before February 15, 2010, the Company shall promptly merge Holding into the Company.

5.             Post-Closing Covenant.  In the event the Public Offering is consummated prior to the consummation of the Acquisition, if the Acquisition is thereafter consummated, (a) the Series C Certificate (as filed with the Secretary of State of the State of Delaware) shall be amended substantially simultaneously with the consummation of the Acquisition, as necessary, to change, retroactively to the date of issuance of the Series C Preferred Stock, the dividend rate to the HY Rate (as defined in footnote 1  to the Series C Certificate attached as Exhibit 2 to this Agreement), (ii) to change the date in Section 1(a) of the Series C Certificate in accordance with the principles set forth in footnote 2 to the Series C Certificate attached as Exhibit 2 to this Agreement and (iii) to adjust the redemption date specified in Section 1(c) of the Series C Certificate in accordance with the principles set forth in footnote 3 to the Series C Certificate attached as Exhibit 2 to this Agreement and (b) the Amendment (as filed with the Secretary of State of the State of Delaware) shall be amended substantially simultaneously with the consummation of the Acquisition, as necessary, to (i) change the dates in Section 1(a)(i) of the Amendment in accordance with the principles set forth in footnotes 1 and 2, respectively, in the Amendment set forth as Exhibit 1 to this Agreement and (ii) to change the date in Section 1(c) of the Amendment in accordance with the principles set forth in footnote 3 to the Amendment set forth as Exhibit 1 to this Agreement.  All of the parties hereto acknowledge, agree and consent to the Corporation making the amendments and changes referred to in this Section 5, and the Corporation represents and warrants that it has duly authorized and approved the making of such amendments and changes.

6.             The Company represents and warrants to the Holders that:

(a)           Due Organization; Power and Authority.  The Company and each domestic subsidiary of the Company (a) is a corporation or limited partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) is duly qualified as a foreign corporation or extra provincial partnership or a foreign partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, (c) has full corporate or partnership, as he case may be, power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has full corporate or partnership, as the case may be, power and authority to enter into and perform its obligations under this Agreement.

(b)           As of the date hereof (i) the authorized number of shares of Capital Stock of the Company will consists of 100,000,000 common shares (the “Common Stock”), of which 10,822,192 shares have been issued and are outstanding, (ii) 2,500,000 preferred shares, of which only (x) shares of Series B Preferred Stock previously issued to Avista and Levant have been issued and are outstanding, and (iii) no shares of any class of he capital stock of the Company will be held by the Company in its treasury of by the Company’s Subsidiaries.  All of the issued and outstanding shares of capital stock of the Corporation shall have been duly authorized and validly issued, fully paid and nonassessable and shall be free of preemptive rights except as set forth in the Certificate of Designation.  Upon the Closing the shares of Series C Preferred Stock and the Avista Shares will be duly authorized, validly issued, fully paid and nonassessable.  Upon issuance of the Series C Preferred Stock to the Purchasers, except as set forth on Schedule 5, there shall be no securities of he Corporation or any of its subsidiaries that will be convertible into or exchangeable for shares of any capital stock of the Corporation or any of its subsidiaries, and no options, calls, subscriptions, convertible securities, or other rights, agreements or commitments which will obligate the Corporation or any of its subsidiaries to issue, transfer or sell any shares of capital stock of, or other interests in, the Corporation or any of its subsidiaries.  Except as set forth on Schedule 5, upon consummation of the Closing, there shall be no outstanding obligations of the Corporation or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Corporation or any of its Subsidiaries and none of the Corporation or any of its subsidiaries shall have any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards.  As of the Closing Date and immediately after the Closing, except as set forth on Schedule 5, none of the Corporation or any of its subsidiaries will have any obligation to issue, transfer or sell any shares of capital stock of the Corporation or its subsidiaries.  Except as set forth on Schedule 5, there are no voting trusts or other agreements or understandings to which the Corporation or any of its subsidiaries is a party with respect to the holding, voting or disposing of capital stock of the Corporation or any of its subsidiaries.  Except as set forth on Schedule 5, none of the Corporation or any of its subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities that entitle the holders thereof to vote with the shareholders of the Corporation or any of its subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

7.             Avista represents and warrants to the Corporation as of the date hereof as follows:

(a)           Avista is acquiring the Series C Preferred Stock and the Avista Common Stock for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Avista understands that the Series C Preferred Stock and the Avista Common Stock have not been and, except as provided in the Registration Rights Agreement, will not be registered under the Securities Act or any state or other securities law, that the Series C Preferred Stock and the Avista Common Stock are being issued by the Company in transactions exempt from the registration requirements of the Securities Act, that it must hold the Series C Preferred Stock indefinitely and not offer or sell the Series C Preferred Stock or the Avista Common Stock except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state securities laws.

(c)           Avista further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Avista) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(d)           Avista did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to Avista except as otherwise provided for in this Agreement.

(e)           Avista is an Accredited Investor (as defined under the rules promulgated under the Securities Act).

(f)            Avista has been furnished with or has had access to the information it has requested from the Corporation and its subsidiaries and has had an opportunity to discuss with the management of the Corporation and its subsidiaries the business and financial affairs of the Corporation and its Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable it to understand and evaluate the risks of such investment and form of investment decision with respect thereto, and is capable of bearing the economic risks of such investment.

8.             Avista and Levant, severally and not jointly, each represents and warrants as follows:  The execution, delivery and performance of this Agreement to which such Holder is a party within its corporate or limited partnership, as the case may be, power and authority and have been duly authorized by all necessary action of such Holder, do not conflict with or result in a breach of or violate any such Holder’s governing documents or any contract to which such Holder is a party or by which its assets are bound or any applicable laws and constitute legal, valid and binding agreements of such Holder enforceable against it in accordance with their respective terms.

9.             At such time as the Avista Purchasers do not hold of record a sufficient number of shares of Series B Preferred Stock (without the vote of any other stockholder) to elect a director to the Board of Directors of the Company to represent the holders of Series B Preferred Stock as a separate class pursuant to the terms of the Certificate of Designation, the Board of Directors shall nominate and slate for election at each of the Company’s annual meetings of stockholders one director designated by Avista if Avista holds a number of shares of Common Stock and/or Series B Preferred Stock (calculated assuming the conversion of any Series B Preferred Stock held by the Avista Purchasers into Common Stock) equal to or greater than (i) 10% of the then outstanding Common Stock or (ii) 25% of the Common Stock the Avista Purchasers are entitled to upon conversion of the Series B Preferred Stock purchased by the Avista Purchasers.

10.           No later than (90) days following the Closing, the Company and the Holders will mutually agree on an allocation of the purchase price between the Series C Preferred Stock and the Avista Common Stock issued to the Holders pursuant to the terms of this Agreement.

11.           Expenses.  The Corporation will, following the execution and delivery this Agreement, after presentation of a summary invoice therefore, promptly reimburse the Holders for all expenses (including attorney’s and accountant’s fees and disbursements) incurred by the Holders in connection with the transactions contemplated by this Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement.

12.           Notices.  Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth on the signature pages hereto, or at such other address as such party may specify by written notice to the other party hereto.

13.           Benefit of Agreement and Assignments.

(a)           Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto and Pegasus any benefit or any legal or equitable right, remedy or claim under this Agreement, it being expressly agreed by the parties hereto that Pegasus is a third-party beneficiary solely to enable it to enforce the provisions of Sections 4(d) and 15 hereof in accordance with their respective terms and for no other purpose.  The parties hereto acknowledge that the agreement of the Holders pursuant to Section 4(d) is a material part of the consideration for the agreements of Pegasus in the definitive agreement for the Acquisition.

(b)           No party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

14.           No Waiver Remedies Cumulative.     No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the

Corporation and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the parties would otherwise have.  No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

15.           Amendments, Waivers and Consents.  This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with the written consent of the Corporation and each of the Holders; provided that any amendment or waiver of Section 4(d), Section 13(a) or this Section 15 shall also require the written consent of Pegasus.  No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement not expressly amended or waived or thereby impair any right consequent thereon.  As used herein, the term this “Agreement” and references thereto shall mean this Agreement, as it may from time to time be amended, supplemented or modified.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Signatures transmitted via telecopy (or other facsimile device) will be accepted as original signatures.

17.           Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18.           Governing Law; Submission to Jurisdiction; Venue.

(a)             THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)             If any action, proceeding or litigation shall be brought by any party hereto in order to enforce any right or remedy under this Agreement the parties hereby consents and will submit, to the jurisdiction of any stale or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.  The Corporation hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding, or litigation in such jurisdiction.  The Corporation further agrees that it shall not bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement

(c)             The Corporation irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Corporation at its address set forth on its signature page hereto, such service to become effective ten (10) days after such mailing.

(d)             Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Corporation in any other jurisdiction.  If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

(e)             THE CORPORATION AND EACH HOLDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

19.           Entirety.  This Agreement represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to transactions contemplated herein or therein.

20.           Incorporation.  All Exhibits attached hereto are incorporated as part of this Agreement as if fully set forth herein.

21.           Non-Recourse.  Except as explicitly provided in this Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent) attorney or representative of the Corporation or the Holders shall in such capacity have any liability for any obligations or liabilities of the Corporation or any Holder, respectively, under this Agreement or for any claim (under tort or contract law) based on, in respective of, or by reason of, the transactions contemplated hereby.

22.           Further Assurances.  Each of the parties hereto shall, upon reasonable request of any other party hereto, do, make and execute all such documents, acts, matters and things as may be reasonably required in order to give effect to the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this agreement to be duly executed and delivered as of the date first above written.

GEOKINETICS INC.

By:	/s/ Scott McCurdy
Name: Scott McCurdy
Title: Vice President & CFO

1500 Citywest Blvd #800
Houston, Texas 77042-2380
Telephone: (713) 850-7600

Signature page to the Amendment and Exchange Agreement

AVISTA CAPITAL PARTNERS, LP.

By: AVISTA CAPITAL PARTNERS GP, LLC, its general partners

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE), L.P.

By: AVISTA CAPITAL PARTNERS GP, LLC, its general partners

By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel

Address for each of the Avista Holders:

65 E. 55th St., 18th Floor
New York, NY 10022
Attn: General Counsel
Telephone: (212) 593-6900

Signature page to the Amendment and Exchange Agreement

LEVANT AMERICA S.A.

By:	/s/ Kenneth H. Harman, Jr.
Name: Kenneth H. Harman, Jr.
Title: Attorney-in-Fact

c/o Colonial Navigation Company, Inc.
750 Lexington Ave. - 26th Floor
New York, NY 10022
Telephone:	212-319-2828

Signature page to the Amendment and Exchange Agreement

EXHIBIT 1

THIRD AMENDED

CERTIFICATE OF DESIGNATION OF

SERIES B SENIOR CONVERTIBLE PREFERRED STOCK

OF

GEOKINETICS INC.

PURSUANT TO SECTION 151(g) OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Geokinetics Inc (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

ONE:                  The Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on September 8, 2006.

TWO:             The Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation was amended by that certain Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on July 28, 2008 and which provided that: (i) the Series B Senior Convertible Preferred Stock of the Corporation be designated Series B-1 Senior Convertible Preferred Stock (the “Series B-1 Preferred Stock”) and (ii) a new series of preferred stock of the Corporation, par value $10.00 per share, be created out of the authorized but unissued shares of capital stock of the Corporation and be authorized to be issued, with such series to be designated Series B-2 Senior Convertible Preferred Stock (the “Series B-2 Preferred Stock”), and consist of 350,000 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations, and restrictions of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock (collectively, (the “Series B Preferred Stock”), shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as set forth therein.

THREE:    The Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation was further amended by the Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on February 23, 2009.

FOUR:          Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), the Board of Directors for the Corporation, at a meeting duly and properly called and held                               2009, duly adopted a resolution

providing that the Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation be amended in its entirety, as follows:

FIVE:                 The shares of Preferred Stock previously designated “Series B-1 Preferred Stock” shall for all purposes of this Third Amended Certificate of Series B Convertible Preferred Stock of the Corporation shall be renamed and designated “Series B Preferred Stock.”

SIX:                       The share of Preferred Stock previously designated “Series B-2 Preferred Stock” shall be cancelled.

(1)                                  Series B Preferred Stock.

(a)                                  Dividends.

(i)                                     The holders of Series B Preferred Stock, prior and in preference to any declaration or payment of any dividend on any class or series of capital stock of this Corporation, shall be entitled to receive cumulative dividends at the applicable Dividend Rate (as defined below).  For purposes of this Section 1(a)(i), “Dividend Rate” shall mean 9.75% per annum, compounded quarterly, of the Original Issue Price (defined in Section 1(b)(i) below) for each share of Series B Preferred Stock.  At the option of the Corporation, all or any portion of dividends payable on shares of Series B Preferred Stock on any quarterly dividend payment date through and including                                (1) may be paid in additional shares of Series B Stock, instead of cash.  The value of each share of Series B Preferred Stock paid in lieu of cash shall be equal to the Original Issue Price.  After                        (2), all dividends shall be paid in cash when, and if declared. All unpaid dividends on Series B Preferred Stock shall be cumulative and shall accrue, compounding annually, regardless of whether or not the Corporation shall have funds legally available for the payment of such dividends.

(ii)                                  After payment of the dividends provided for in Section 1(a)(i), any additional dividends or distributions shall be distributed among all holders of Common Stock and, Series B Preferred Stock, and other preferred securities which are convertible into shares of Common Stock, in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series B Preferred Stock and other preferred securities were converted to Common Stock at the then-effective conversion rate.

(b)                                 Liquidation Preference.

(i)                                     The holders of Series B Preferred Stock, in the event of any Liquidation Event (as defined below), either voluntary or involuntary, shall be entitled to receive,

(1) Date to be October 31, 2011, unless the Acquisition is consummated in which event the date shall be the earlier of (a) the maturity date of the HY Securities plus one year and one day and (b) March 31, 2016.

(2) Date to be October 31, 2011, unless the Acquisition is consummated in which event the date shall be the earlier of (a) the maturity date of the HY Securities plus one year and one day and (b) March 31, 2016.

prior and in preference to the distribution of any proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock and other preferred securities (but pari passu to any holder of Series C Preferred Stock), an amount per share (the “Liquidation Preference Amount”) equal to (A) the sum of the Original Issue Price (as defined below) for the Series B Preferred Stock, plus (B) any accrued but unpaid dividends, which have been accrued to the date of payment. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series B Preferred Stock of the full preferential amount to which the holders of such shares are entitled, then such net assets shall be distributed ratably upon outstanding shares of Series B Preferred Stock in proportion to the full preferential amount to which each such share is entitled. For purposes hereof, “Original Issue Price” shall mean $250.00 per share for each share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock).

(ii)                                  After the payment of the Liquidation Preference Amount with respect to each share of Series B Preferred Stock, the holders of Series B Preferred Stock will have the right following a Liquidation Event to receive an additional distribution for each share of Series B Preferred Stock equal to the excess, if any, of (i) the aggregate amount distributable with respect to each share of Common Stock following the Liquidation Event multiplied times the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible at the Conversion Rate effective at the time of the Liquidation Event over (ii) the Liquidation Preference Amount.  As a result, the total amount distributed with respect to each share of Series B Preferred Stock following a Liquidation Event will be not less than the amount determined as if all shares of Series B Preferred Stock had been converted to Common Stock at the conversion rate applicable at the time of the Liquidation Event.  In view of this additional distribution right, the Corporation and the holders of the Series B Preferred Stock expect that the Series B Preferred Stock will not be treated as “preferred stock” for federal income tax purposes under Treasury Regulation § 1.305-5(a).

(iii)                               For purposes of this Section 1(b), a “Liquidation Event” shall include (A) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity following such merger or consolidation), (C) the transfer (whether by merger, consolidation, exchange, reorganization or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than Avista Capital Partners, L.P. and its affiliates), of the Corporation’s equity securities if, after such transfer, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event hereunder may be waived by the vote or written consent of the holders of a majority of the outstanding Series B Preferred Stock (voting on an as converted basis).

(iv)                              In any Liquidation Event, if Proceeds received by the Corporation or its stockholders are other than cash, their value will be deemed their fair market value. The determination of such fair market value shall be made by the Board of Directors of the Corporation or as otherwise may be set forth in the definitive agreements governing such Liquidation Event.

(c)                                  Redemption Rights.

(i)                                     If, at any time after                               (3), the holders of not less than a majority of the shares of Series Preferred Stock then outstanding deliver written notice to the Corporation of such holders’ desire to have the Series B Preferred Stock redeemed, all outstanding shares of Series B Preferred Stock, if not previously converted pursuant to Section 1(d), shall be redeemed by the Corporation on a date which is not more than 90 days after the date on which such written notice was given to the Corporation by the holders of the Series B Preferred Stock.  Each share of Series B Preferred Stock to be redeemed hereunder shall be redeemed by payment by the Corporation in cash of the Redemption Price (as defined below). For purposes hereof, the term “Redemption Price” shall mean, with respect to each share of Series B Preferred Stock, an amount equal to the Liquidation Preference Amount.

(ii)                                  Any redemption pursuant to Sections 1(c)(i) above shall be preceded by written notice from the Corporation to each holder of Series B Preferred Stock stating the date fixed for redemption, the Redemption Price and the place at which holders of Series B Preferred Stock may obtain payment of the Redemption Price upon surrender of their respective stock certificates.

(iii)                               All shares of Series B Preferred Stock redeemed, otherwise acquired or returned (as a result of conversion or otherwise) by the Corporation shall immediately be canceled and shall not be reissued.

(d)                                 Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i)                                     Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference Amount for the Series B Preferred Stock by the applicable Conversion Price (as defined below) for the Series B Preferred Stock (the conversion rate for Series B Preferred Stock into Common Stock is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The “Conversion Price” per share for Series B Preferred Stock shall be $20.00 (which amount takes into account the 1-for-10 stock split of the Corporation effective as of November 3, 2006);

(3) Date to be March 31, 2014, unless the Acquisition is consummated in which event the date shall be the earlier of (a) the maturity date of the HY Securities plus one year and one day and (b) March 31, 2016.

provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 1(e)(iv).

(ii)                                  Corporation Conversion Election. At the election of the Corporation, each share of Series B Preferred Stock shall be converted into shares of Common Stock at the Conversion Rate at the time in effect for Series B Preferred Stock immediately upon the Corporation’s sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock (A) at an offering price per share of not less than $35.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions or the like), (B) which results in net proceeds to the Corporation and the selling stockholders, if any, of not less than $75,000,000, and (C) after which the Common Stock is listed on the NYSE, AMEX or the NASDAQ National Market (a “Qualified Public Offering”).

(iii)                               Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with automatic conversion provisions of subsection 1(d)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(iv)                              Conversion Price Adjustments of Series B Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(A)                              Conversion Price Adjustments.

1.               If the Corporation shall issue, on or after the date upon which this Third Amended Certificate of Designation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, and if the aggregate dollar amount of (A) all previous issuances of Additional Stock since the Filing Date and (B) all issuances of Additional Stock as consideration in the Acquisition or pursuant to the Public Offering, as such terms are defined in that certain Amended and Exchange Agreement dated December       , 2009, by and among the Corporation, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and Levant America S.A., is less than $50,000,000 (determined by aggregating all issuances of Additional Stock made after the Filing Date and as consideration in the Acquisition or pursuant to the Public Offering) the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the per share consideration paid or given for such Additional Stock; provided, however, if the Corporation shall issue, on or after the Filing Date, any Additional Stock after the aggregate amount of previous issuances made after the Filing Date are in excess of $50,000,000 (determined by aggregating all previous issuances of Additional Stock made after the Filing Date and as consideration in the Acquisition or pursuant to the Public Offering) for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock.  For purposes of this Section 1(d)(iv)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon exercise of outstanding stock options, (3) Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock, (4) Common Stock issuable upon conversion of the Series B Preferred Stock, and (5) Common Stock issuable upon the conversion of any other series or class of equity securities issued after the date hereof which is convertible into shares of Common Stock.  Shares described in (1) through (3) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

2.               Notwithstanding anything to the contrary set forth in this Certificate of Designation: (x) no adjustment of the Conversion Price for the Series B Preferred Stock shall be made in respect of the Acquisition or the Public Offering (as long as the price per share for shares of Common Stock sold in the Public Offering, net of underwriting discounts and commissions, equals or exceed $10 per share) and (y) in the event the price per share for shares of Common Stock sold in the Public Offering, net of underwriting discounts and commissions, is less than $10 per share, then the Conversion Price shall be adjusted, upon the consummation of any such offering, to an amount equal to (i) two multiplied by (ii) the price per share of Common Stock sold in the Public Offering, net of underwriting discounts and commissions.

3.               No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 1(d)(iv)(A)(5)(c) and (5)(d), no adjustment of such Conversion Price pursuant to this subsection 1(d)(iv) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

4.               In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commission or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

5.               In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market thereof as determined by the Board of Directors irrespective of any accounting treatment.

6.               In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

a.                                       The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 1(d)(iv)(A)(3) and (d)(iv)(A)(4)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

b.                                      The aggregate maximum number of shares of Common Stock deliverable upon conversion or, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 1(d)(iv)(A)(3) and 1(d)(iv)(A)(4).

c.                                       In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable shares, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

d.                                      The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 1(d)(iv)(A)(5)(a) and (b) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 1(d)(iv)(A)(5)(a) or (b).

(B)                                “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 1(d)(iv)(A)(5)) by the Corporation on or after the Filing Date other than:

1.               Shares of Common Stock issued to employees, directors, officers, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

2.               Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

3.               Common Stock or other securities convertible into shares of Common Stock that are issued with the approval of the holders of not less than a majority of the then-outstanding shares of Series B-1 Preferred Stock and a majority of the then-outstanding shares of Series B-2 Preferred Stock; and

4.               Common Stock issued pursuant to the conversion of the Series B Preferred Stock.

(v)                                 In the event the Corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(vi)                              Reservation of Common Stock. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock that number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding shares of Series B Preferred Stock.

(e)                                  Election and Removal of Directors by Series B Preferred Stock.  Subject to Section 1(f)(ii), the holders of record of the shares of Series B Preferred Stock, exclusively, shall be entitled to nominate and elect one (1) director of the Corporation (the “Series B Director”).  At each regularly scheduled meeting of the Corporation’s stockholders which is called for the purpose of electing members of the Board of Directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing the director by holders of the Series B Preferred Stock.  A vacancy in said directorship filled by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock.  The Series B Director may be removed, with our without cause, by the holders of Series B Preferred Stock in the same manner as such director may be elected hereunder.

(f)                                    Voting Rights.

(i)                                     Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Series B Preferred Stock or Common Stock shall vote together as a single class and not as separate classes.

(ii)                                  So long as at least 125,000 shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the then-outstanding shares of the Series B Preferred Stock, as determined on a fully diluted and as-converted basis:

(A)                              Amend the Corporation’s Certificate of Incorporation or Bylaws in any material respect (other than an amendment to change the name of the Corporation);

(B)                                Declare or pay any dividend or other distribution upon the Corporation’s capital stock (except dividends payable solely in shares of Common Stock or Series B or Series C Preferred Stock in lieu of payment of cash dividends), or purchase, redeem, or otherwise acquire any shares of the Corporation’s capital stock, except for repurchases, at cost, of shares of the capital stock of the Corporation (pursuant to rights held by the Corporation as of the Filing Date) held by the Corporation’s consultants, directors, officers or employees;

(C)                                Sell, lease, assign, transfer or otherwise convey or otherwise dispose of all or substantially all of the assets of the Corporation or any of its subsidiaries, or effect any consolidation, merger or reorganization involving the Corporation or any of its subsidiaries, or effect any transaction or series of related transactions in which the Corporation’s stockholders immediately prior to such transaction or transactions own immediately after such transaction or transactions less than 50% of the voting securities of the surviving corporation or entity (or its parent);

(D)                               Reclassify, reorganize or recapitalize the Corporation’s outstanding capital stock;

(E)                                 Create or issue any class or series of stock or other security of the Corporation on parity with or having preference over the Series B Preferred Stock or increase the authorized number of shares of the Series B Preferred Stock;

(F)                                 Effect any transaction with the management, related parties or other affiliates of the Corporation, or extend or waive the terms of any such existing transactions, other than (1) issuances of options, warrants or Common Stock pursuant to an equity incentive plan or similar arrangement approved by the Board of Directors or (2) any other transaction with management, related parties or affiliates of the Corporation on terms approved by a majority of the members of the Board of Directors who are not, either directly or indirectly, a party to such transaction; and

(G)                                Increase or decrease the number of directors on the Board of Directors of the Corporation.

(g)                                 Financial Statements, Reports, etc.  The Corporation shall furnish to each to each holder of the Series B Preferred Stock:

(i)                                     within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with United States generally accepted accounting principles (“GAAP”), all audited by UHY, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(ii)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such persons during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such person as fairly presenting in all material respects the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(h)                                 Preemptive Rights. If the Corporation authorizes the issuance and sale of Additional Stock (as defined in Section 1(d)(iv)(B)) other than pursuant to an underwritten public offering registered under the Securities Act or for non-cash consideration pursuant to a merger or consolidation approved by the Board of Directors of the Corporation, the Corporation shall first offer in writing to sell to each holder of Series B Preferred Stock a portion of the securities being issued equal to the quotient obtained by dividing (A) the aggregate number of shares of Series B Preferred Stock then owned by such holder by (B) the aggregate number of shares of Series B Preferred Stock then outstanding. If all offered securities are not subscribed to by such holder of Series B Preferred Stock in writing delivered to the Corporation within twenty days after the date of delivery of the Corporation’s original notice to such holder, then the Corporation shall offer all of such securities for sale to those other holders of Series B Preferred Stock that did elect to subscribe for such securities.  If such offer is oversubscribed by such Series B Preferred Stock holders then the Corporation shall offer such securities to such Series B Preferred Stockholders pro rata on the basis of the number of securities previously subscribed to by such holders pursuant to the formula above.  If the holders of Series B Preferred Stock do not elect to subscribe for all of such securities in writing delivered to the Corporation within twenty days after the date of delivery of the Corporation’s second notice then the Corporation shall be free to offer such securities to any other person or persons at a price and on terms determined by the Corporation, provided that such price and terms are no more favorable to such person or persons than the price and terms on which such securities were offered to the holders of Series B Preferred Stock. Any securities not sold by the Corporation within 90 days after the date of the Corporation’s initial notice to the holders of Series B Preferred Stock hereunder shall then become subject again to the provisions of this Section 1(h).

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Third Amended Certificate of Designation to its Certificate of Incorporation to be signed by Richard F. Miles, its President and Chief Executive Officer, this      day of                , 20      .

GEOKINETICS INC.

By:
Richard F. Miles, President and
Chief Executive Officer

EXHIBIT 2

CERTIFICATE OF DESIGNATION OF

SERIES C SENIOR PREFERRED STOCK

OF

GEOKINETICS INC.

PURSUANT TO SECTION 151(g) OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Geokinetics Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

The undersigned, Richard F. Miles, President and Chief Executive Officer of Geokinetics Inc., a Delaware corporation (the “Corporation”), does hereby state and certify that the Board of Directors for the Corporation, by duly and properly called and held on                                         , duly adopted the following resolution providing for the issuance of a series of the Corporation’s preferred stock, par value $10.00 per share (the “Preferred Stock”), and further providing for the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), a series of Preferred Stock of the Corporation be, and hereby is, created out of the authorized but unissued shares of capital stock of the Corporation and authorized to be issued, such series to be designated Series C Senior Preferred Stock (the “Series C Preferred Stock”), to consist of 450,000 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereof, shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, as follows:

(1)                                  [NOTE:  Avista to elect between PIK and accrual of Series C Dividend prior to the filing of this Certificate] Series C Preferred Stock.

(a)                                  Dividends.             The holders of Series C Preferred Stock, prior and in preference to any declaration or payment of any dividend on any class or series of capital stock of this Corporation, shall be entitled to receive dividends, cumulative and compounded, at the applicable Dividend Rate (as defined below).  [All dividends will accumulate until paid in cash, whether or not declared, and whether or not there are any funds legally available for the payment of such dividends] For purposes of this Section 1(a)(i), “Dividend Rate” shall mean 12% per annum(1), compounded quarterly effective as of the date of issuance of the Series C Preferred Stock, of the Original Issue Price (defined in Section 1(b)(i) below) for each share of Series C Preferred Stock.  [At the option of the Corporation, dividends payable on shares of Series C Preferred Stock on any quarterly dividend payment date through and including                                       (2), may be paid in additional shares of Series C Preferred Stock, instead of cash.  The value of each share of Series C Preferred Stock paid in lieu of cash shall be equal to the Original Issue Price.]  After                                       (2), all dividends shall be paid in cash on each quarterly dividend payment date. All unpaid dividends on Series C Preferred Stock shall be cumulative and shall accrue, compounding quarterly, regardless of whether or not the Corporation shall have funds legally available for the payment of such dividends.

(b)                                 Liquidation Preference.

(i)            The holders of Series C Preferred Stock, in the event of any Liquidation Event (as defined below), either voluntary or involuntary, shall be entitled to receive, prior and in preference to the distribution of any proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock and other preferred securities (but pari passu to the holders of Series B Preferred Stock), an amount per share (the “Liquidation Preference Amount”) equal to (A) the sum of the Original Issue Price (as defined below) for the Series C Preferred Stock, plus (B) any accrued but unpaid dividends, which have been accrued to the date of payment. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series C Preferred Stock of the full preferential amount to which the holders of such shares are entitled, then such net assets shall be distributed ratably upon outstanding shares of Series C Preferred Stock in proportion to the full preferential amount to which each such share is entitled. For purposes hereof, “Original Issue Price” shall mean $250.00 per share for each share of Series C Preferred Stock (as adjusted for

(1) 12% except that if the  Acquisition is consummated simultaneously with or prior to the Public Offering, the interest rate shall be the yield on the high yield securities (the “HY Securities”) issued in connection with the Acquisition, as of the date of the pricing of such securities, plus (1.5%) (the “HY Rate”).  If the Public Offering is consummated prior to the consummation of the Acquisition, then this Certificate of Designation shall be amended to change the dividend, rate to the HY Rate, as required under Section 5 of the Amendment and Exchange Agreement.

(2) Date to be October 31, 2011, unless the Acquisition is consummated in which event the date shall be the earlier of (a) the maturity date of the HY Securities plus one year and one day and (b) March 31, 2016.

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any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock).

(ii)                                  For purposes of this Section 1(b), a “Liquidation Event” shall include (A) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), (C) the transfer (whether by merger, consolidation, exchange, reorganization or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than Avista Capital Partners, L.P. and its affiliates), of the Corporation’s equity securities if, after such transfer, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event hereunder may be waived by the vote or written consent of the holders of a majority of the outstanding Series C Preferred Stock (voting on an as converted basis).

(iii)                               In any Liquidation Event, if Proceeds received by the Corporation or its stockholders are other than cash, their value will be deemed their fair market value. The determination of such fair market value shall be made by the Board of Directors of the Corporation or as otherwise may be set forth in the definitive agreements governing such Liquidation Event.

(c)                                  Redemption.

The Corporation shall redeem all outstanding shares of Series C Preferred Stock on [                          ](3).  Each share of Series C Preferred Stock to be redeemed hereunder shall be redeemed by payment by the Corporation in cash of the Redemption Price (as defined below). For purposes hereof, the term “Redemption Price” shall mean, with respect to each share of Series C Preferred Stock, an amount equal to the Liquidation Preference Amount.

(d)                                 Approval Rights.  So long as at least 100,000 shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the then-outstanding shares of the Series C Preferred Stock:

(3) The earlier of (a) the maturity date of the HY Securities plus one year and one day and (b) March 31, 2016.

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(A)          Amend the Corporation’s Certificate of Incorporation or Bylaws in any material respect (other than an amendment to change the name of the Corporation);

(B)           Declare or pay any dividend or other distribution upon the Corporation’s capital stock (except dividends payable solely in shares of Common Stock or Series B or Series C Preferred Stock in lieu of payment of cash dividends), or purchase, redeem, or otherwise acquire any shares of the Corporation’s capital stock, except for repurchases, at cost, of shares of the capital stock of the Corporation (pursuant to rights held by the Corporation as of the Filing Date) held by the Corporation’s consultants, directors, officers or employees;

(C)           Sell, lease, assign, transfer or otherwise convey or otherwise dispose of all or substantially all of the assets of the Corporation or any of its subsidiaries, or effect any consolidation, merger or reorganization involving the Corporation or any of its subsidiaries, or effect any transaction or series of related transactions in which the Corporation’s stockholders immediately prior to such transaction or transactions own immediately after such transaction or transactions less than 50% of the voting securities of the surviving corporation or entity (or its parent);

(D)          Reclassify, reorganize or recapitalize the Corporation’s outstanding capital stock;

(E)           Create or issue any class or series of stock or other security of the Corporation on parity with or having preference over the Series C Preferred Stock or increase the authorized number of shares of the Series C Preferred Stock;

(F)           Effect any transaction with the management, related parties or other affiliates of the Corporation, or extend or waive the terms of any such existing transactions, other than (1) issuances of options, warrants or Common Stock pursuant to an equity incentive plan or similar arrangement approved by the Board of Directors or (2) any other transaction with management, related parties or affiliates of the Corporation on terms approved by a majority of the members of the Board of Directors who are not, either directly or indirectly, a party to such transaction; and

(G)           Increase or decrease the number of directors on the Board of Directors of the Corporation.

(e)                                  Financial Statements, Reports, etc.  The Corporation shall furnish to each to each holder of the Series C Preferred Stock:

(i)                                     within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with United States generally accepted accounting principles (“GAAP”), all audited by UHY, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be

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without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(ii)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such persons during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such person as fairly presenting in all material respects the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Designation to its Certificate of Incorporation to be signed by Richard F. Miles, its President and Chief Executive Officer, this         day of                 , 20        .

GEOKINETICS INC.

By:
Richard F. Miles, President and
Chief Executive Officer

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